SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-3D
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                              CNB BANCORP, INC.
            (Exact Name of Registrant as Specified in its Charter)

               New York                                 14-1709485
    (State or Other Jurisdiction                      (IRS Employer
  of Incorporation or Organization)                  Identification No.)

                           10-24 North Main Street
                         Gloversville, New York 12078
                                (518) 773-7911

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

         Mr. William N. Smith                  copies of communications to:
         Chairman, President
           and Chief Executive Officer         Edwin L. Herbert, Esq.
         CNB Bancorp, Inc.                     Werner & Blank Co., L.P.A.
         10-24 North Main                        7205 W. Central Avenue
         Gloversville, NY  12078               Toledo, OH  43617
         (518) 773-7911                        (419) 841-8051
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

           Approximate date of commencement of proposed sale of the
                          securities to the public:
 As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X].

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ].

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE


Title of Each                              Proposed Maximum  Proposed Maximum
Class of Securities      Amount to         Offering Price    Aggregate Offering    Amount of
to be Registered         be Registered     Per Share<F1>     Price<F1>             Registration Fee

Common Shares,           200,000           $36.825           $7,365,000            $1,840
par value
$2.50 per share


<F1> Estimated solely for the purpose of determining the registration fee.
     The figure was calculated pursuant to Rule 457(c) using the average of the bid and asked price on August 23, 2001 (such date being within five business days prior to the date of filing the Registration Statement.)



Prospectus

CNB Bancorp, Inc.
Dividend Reinvestment and Stock Purchase Plan
200,000 Common Shares, Par Value $2.50 per Share

         CNB Bancorp, Inc. is offering to its shareholders the opportunity to purchase the Company's common shares, par value $2.50 per share (the "Common Stock"), by reinvesting dividends or by making optional cash investments under the CNB Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         We use the term "we", "CNB Bancorp" or the "Company" to refer to CNB Bancorp, Inc., a corporation organized under New York law. This prospectus describes the Plan and provides complete details on it as it is currently in effect. Eligible shareholders under the Plan may reinvest all or a portion of their cash dividends in shares of Common Stock, as well as make optional cash investments of $250 or more per investment in Common Stock up to a total of $5,000 per calendar quarter. In addition, dividends on all shares acquired and held in the accounts of participants under the Plan will be automatically reinvested in additional shares of Common Stock.

         CNB Bancorp is a financial holding company with its principal office located at 10-24 North Main Street, Gloversville, New York 12078, telephone
(518) 773-7911. The Company's Common Stock is quoted on the Over-The-Counter Electronic Bulletin Board under the symbol "CNBI".

         The Administrator of the Plan will purchase shares of Common Stock for participants either on the open market or, at the discretion of the Company, from the Company. Shares purchased for participants from the Company will be purchased at a price equal to the average of the midpoints (computed to three decimal places) between the last reported bid and asked prices per share for the Common Stock on each of the five trading days immediately preceding the dividend payment date for which purchases are being made. If the Administrator of the Plan instead purchases shares on the open market for participants, the price of the shares to participants will be the weighted average price of the shares purchased on the open market with the dividend payment and optional cash investments. No brokerage commissions, fees or service charges will be incurred by participants in connection with purchases of shares under the Plan or for participating in the Plan. The Administrator will charge participants the brokerage commissions for the sale of shares of Common Stock at the election of the participant upon termination of participation in the Plan.

         We suggest you keep this Prospectus for future reference.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 27, 2001.

                              TABLE OF CONTENTS

                                                          Page

WHERE YOU CAN FIND MORE INFORMATION                         4

THE COMPANY                                                 4

USE OF PROCEEDS                                             5

THE PLAN                                                    5
         Purpose                                            5
         Administration                                     6
         Eligibility                                        7
         Participation by Shareholders                      7
         Purchases                                          8
         Dividends                                          9
         Costs                                              9
         Optional Cash Payments                             9
         Reports to Participants                           11
         Certificates for Shares                           11
         Withdrawal of Shares                              12
         Termination of Participation in the Plan          13
         General Information                               14

LEGAL OPINION                                              18

EXPERTS                                                    18

IDEMNIFICATION                                             18

                     WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the site address is http://www.sec.gov.

         The SEC allows the Company to "incorporate by reference" the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. We incorporate by reference all documents listed below and all filings made with the SEC after the date of the filing of the Company's registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated.

         The documents we incorporate by reference are:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         3. The Company's Current Report on Form 8-K filed with the SEC on August 10, 2001;

         4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and

         5. The description of the Common Stock contained in the Company's Current Report on Form 8-K filed with the SEC on July 15, 1999.

         You may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing Mr. George A. Morgan, our Vice President and Secretary, at 10-24 North Main Street, P.O. Box 873, Gloversville, New York 12078 or by calling (518) 773-7911.

                                 THE COMPANY

         The Company, a financial holding company registered under the Bank Holding Company Act of 1956, as amended, is headquartered in Gloversville, New York. The Company provides commercial banking and related financial services, including trust, mortgage loan origination and insurance agency services, through its subsidiaries. The Company's principal executive offices are located at 10-24 North Main Street, Gloversville, New York 12078, telephone (518) 773-7911.

                               USE OF PROCEEDS

         The Company has no basis for estimating the number of shares of Common Stock that will ultimately be sold by the Company pursuant to the Plan or the prices at which such shares will be sold. Any net proceeds received by the Company from the sale of shares under the Plan will be added to the Company's general funds and used for general corporate purposes, including, without limitation, investments in and advances to the Company's subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds. Based upon the anticipated growth of the Company's subsidiary bank and the financial needs of the Company, management anticipates that the Company from time to time will engage in additional financing of a character and in amounts that have yet to be determined.

                                   THE PLAN

         The following is the description of the Plan.

                                   Purpose

1.       What is the purpose of the Plan?

         The Plan offers holders of Common Stock a systematic method of investing their cash dividends in Common Stock without the payment of any brokerage commission, service charge or other expense in the Plan. The Plan provides the Company with the means of raising new capital since the Company may choose to issue new shares of Common Stock or to sell shares of Common Stock it holds in treasury to participants, as opposed to having the Administrator purchase shares in the open market for participants.

2.       What are some of the advantages of the Plan?

         A participant in the Plan who authorizes reinvestment of dividends will have the following options:

         a. Dividend reinvestment on all shares owned of record or later acquired of record.

         b. The shareholder may indicate the number of shares on which the shareholder wishes to have dividends reinvested. That number of shares can be any number, up to and including the number of shares currently owned of record.

         c. Participants can avoid the inconvenience and expense of safekeeping certificates for shares credited to their Plan accounts since certificates for such shares will only be issued at the request of a participant or upon termination of participation. In addition, participants at no cost may deposit shares currently participating in the Plan and being held by them in certificate form with the Plan Administrator. This will relieve participants of the responsibility for loss, theft, or destruction of their certificates participating in the Plan. All shares held by the Plan Administrator must be participating in the Plan.

         d.       Periodic statements of account will simplify record keeping.

         e. Dividends on the designated shares will be reinvested in shares of Common Stock at market price (see Question 10). There are no brokerage commissions or service charges for purchases under the Plan. Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be purchased. A statement of account will be mailed to each participant following each payment of a dividend pursuant to the terms of the Plan.

                                Administration

3.       Who administers the Plan for the participants?

         City National Bank and Trust Company, the Company's wholly owned subsidiary (the "Administrator"), will administer the Plan, keep records, send statements of account to participants and perform other duties pertaining to the Plan. All shares held in the Plan will be held in book entry by or through the Administrator until a participant makes a written request for certificates of all or part of his or her shares (see Question 21). The Administrator acts as the transfer agent of the Company's Common Stock. All questions and correspondence concerning the Plan should be addressed to the Administrator as follows:

                  City National Bank and Trust Company
                  Shareholder Relations
                  10-24 North Main
                  Gloversville, NY  12078
                  Phone: (518) 773-7911

         All shares in the Plan will be credited to the account of Participants, registered in the name of the Plan and held by the Administrator in book entry form.

                                 Eligibility

4.       Who is eligible to participate?

         All holders of record of shares of Common Stock of the Company are eligible to participate in the Plan. Before they may participate in the Plan, any beneficial owner of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become shareholders of record by having their shares transferred into their names, or make appropriate arrangements with their broker or bank to participate in the Plan for the benefit of such shareholder. The Common Stock of the Company is Depository Trust Company (DTC) eligible under CUSIP number 125915108.

         You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for the Company to permit your participation.

                        Participation by Shareholders

5.       How do shareholders participate?

         An eligible shareholder may join the Plan by completing and signing the Shareholder Authorization Form enclosed herewith and returning it to the Administrator. A Shareholder Authorization Form and a postage-paid return envelope may be obtained at any time by writing to City National Bank and Trust Company, Shareholder Relations, 10-24 North Main, P.O. Box 873, Gloversville, New York 12078.

6.       When may an eligible shareholder join the Plan?

         An eligible shareholder may join the Plan at any time. If the Shareholder Authorization Form is received by the Administrator prior to the dividend record date (dividend record dates normally occur in February, May, August and November), the next dividend paid will be used pursuant to the Plan, to purchase shares of Common Stock. If the Shareholder Authorization Form is received after the dividend record date, that dividend will be paid in cash and participation in the Plan will begin with the subsequent cash dividend payment.

7.       What does the Shareholder Authorization Form provide?

         The Shareholder Authorization Form enrolls the participant in the Plan and it directs the Administrator to either reinvest all dividends or dividends on a designated number of shares of the Common Stock registered in the participant's name. The number of shares on which the shareholder may reinvest dividends may be any number of one or more, up to and including the number of shares currently owned of record.

8. Can shareholders participate with less than 100% of their cash dividends?

         Yes. Eligible shareholders have the option under the Plan to designate the number of shares to participate in the Plan. Once the number of shares to participate has been selected, that number will remain in effect until the election is changed.

9.       May shareholders change their election under the Plan?

         Yes. At any time, shareholders may change their election of the number of shares of Common Stock participating in the Dividend Reinvestment Plan. To do so, a new Shareholder Authorization Form must be completed and returned. The answer to Question 5 describes how to obtain a Shareholder Authorization Form and a return envelope. Any change of election concerning the reinvestment of dividends must be received by the Administrator at least one week prior to the dividend record date to be effective for that dividend.

                                  Purchases

10.      What will be the price of Common Stock purchased under the Plan?

         If the Company chooses to sell newly issued shares of Common Stock or treasury shares of Common Stock to participants, the price per share of Common Stock purchased under the Plan will be the average of the midpoints, computed to three decimal places, between the last reported bid and asked prices per share for the Common Stock on each of the five trading days immediately preceding the dividend payment date for which purchases of Common Stock at such price are being made.

         If the Company chooses to have the Administrator purchase shares for participants in the open market, purchases will be made at prices which prevail in the market at the purchase date. The price at which the shares will be deemed to have been acquired for participants' Plan accounts will be the weighted average price of shares purchased as a result of any single dividend payment by the Company, together with the amount of any optional cash investments.

11.      How are shares acquired under the Plan?

         Shares of Common Stock of the Company acquired by Participants in the Plan will be purchased from the Company, or purchased on the open market.

12. How will the number of shares purchased for each participant be determined?

         The number of shares that will be purchased from a participant's dividend will depend on the amount of that dividend and the applicable purchase price of the Common Stock. The participant's account will be credited with the number of shares, including any fractional share (computed to the third decimal), that results from dividing the amount of dividends plus any optional cash payments to be invested by the applicable purchase price.

13.      When will purchases of Common Stock be made?

         The Administrator will purchase Common Stock for the Plan either on the dividend payment date or within thirty (30) days following the dividend payment date.

                                  Dividends

14.      Will dividends be paid on shares held in Plan accounts?

         Yes. Cash dividends on full shares and any fraction of a share credited to each Plan account will be reinvested automatically in full under the Plan in additional shares of Common Stock and credited to each account.

                                    Costs

15. Are there any out-of-pocket expenses to a shareholder who participates in the Plan?

         No. All out-of-pocket costs and expenses associated with the operation of the Plan, including service charges, will be paid by the Company. However, a participant who withdraws from participation in the Plan and instructs the Administrator to sell the Common Stock then held in the Plan for his or her account will be responsible for his or her pro rata share of applicable brokerage commissions, if any.

                            Optional Cash Payments

16.      May cash be added to purchase additional shares?

         Yes. Additional shares may be purchased with optional cash payments by participants in the Plan.

17.      When can optional cash payments be made?

         Optional cash payments received by the Administrator will be invested in additional shares concurrently with the dividend being reinvested. The Administrator will accept optional cash payments at anytime following a cash dividend record date and prior to such dividend's payment date. The Administrator will return to participants any optional cash payments which are not invested within thirty (30) days following such cash dividend's payable date. Optional cash payments received after the payable date for a dividend will be received too late to be invested with the proceeds received by the Administrator from such dividend and the optional cash payment will be returned to the participant. No interest will be paid on any optional cash payment while held by the Administrator.

18. What is the maximum aggregate amount of cash that can be invested through optional cash payments?

         Up to $5,000 per calendar quarter in optional cash payments can be invested in the Plan. Each optional cash payment must be at least $250. The same amounts of cash need not be sent each quarter. Whether you make any optional cash payments to invest in Common Stock is completely at your discretion.

         In the case of a nominee who holds Common Stock for more than one beneficial owner, optional cash investments of more than $5,000 per quarter may be made provided such nominee certifies to the Administrator and the Company, accompanied by such documentation as the Company may require, that each beneficial owner is not making optional cash investments in excess of the quarterly limit.

         The Company reserves the right, in its sole discretion, to determine who is an owner for purposes of the foregoing restriction, and, without limitation, to determine whether optional cash payments by any particular owner aggregate more than $5,000 in any quarter. The Company may require evidence satisfactory to it in its sole discretion to demonstrate compliance with the $5,000 limitation.

19.      How can I make an optional cash payment to purchase additional shares?

         A participant can make an optional cash payment to purchase additional shares by returning the Authorization Form, completed for your optional cash investment, to the Administrator with a check or money order made payable to City National Bank and Trust Company at the address in paragraph 3 above. Please do not send cash. The Administrator will provide Authorization Forms to participants upon request.

                           Reports to Participants

20.      What reports will be sent to participants in the Plan?

         A statement of account showing amounts invested, purchase prices, shares purchased, and other information for the year to date will be mailed quarterly to each participant as soon as practicable after each purchase of Common Stock, normally within 10 business days following such purchase. These statements are a continuing record of current activity and the cost of purchases and should be retained for tax purposes. A year-end statement will also be mailed.

         In addition, participants will receive copies of communications sent to all holders of the Company Common Stock, including the annual report to shareholders, any quarterly report provided to shareholders, a notice of the annual meeting of shareholders and proxy statements, and information for reporting dividend income for federal income tax purposes.

                           Certificates for Shares

21. Will certificates be issued for shares of Common Stock purchased under the Plan?

         No certificate will be issued to a participant for shares of Common Stock credited to his or her Plan account unless he or she requests the Plan Administrator, in writing, to do so, or until the participant's account is terminated. Shares of Common Stock purchased through the Plan for a participant will be credited to the account of the participant, registered in the name of the Plan and held in book entry form. The number of shares credited to a participant's Plan account, as well as the number of shares of Common Stock on which dividends are being reinvested will be shown on the periodic statement of the participant's account.

         A participant may, at any time, request in writing that the Plan Administrator send the participant a certificate for all or part of the whole shares of Common Stock credited to his or her Plan account. Any remaining whole or fractional shares will continue to be credited to the Plan account. Certificates for fractional shares will not be issued under any circumstances.

22.      In whose name will certificates be registered when issued?

         Accounts under the Plan will be maintained in the name in which participants' shares of Common Stock were registered at the time they enrolled in the Plan. Consequently, certificates for whole shares of Common Stock will be similarly registered when issued unless the participant requests issuance of the shares in a different name(s). If different registration of the shares is desired, the participant should call the Plan Administrator for transfer instructions (see Question 3).

23.      May shares in a Plan account be pledged?

         No. Shares of Common Stock credited to the Plan account may not be pledged or assigned, and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign such shares must request that a certificate for such shares be issued in his or her name.

                             Withdrawal of Shares

24.      How does a participant withdraw shares from the Plan?

         A participant may withdraw all or a portion of the whole shares of Common Stock credited to his or her Plan account by notifying the Plan Administrator in writing (see Question 3), specifying the number of whole shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued to the participant at the earliest possible opportunity. In no case will certificates for fractional shares be issued. After a participant withdraws shares of Common Stock from his or her Plan account, cash dividends on such shares will continue to be reinvested in accordance with the instructions given by the participant on his or her most recently dated Authorization Form, so long as the participant remains the record holder of such shares and has not terminated his or her participation in the Plan.

25. Can a participant sell shares of Common Stock held in his or her Plan account?

         A participant may request that all or a portion of the shares of Common Stock held in his or her Plan account be sold by completing the "Sale of Shares" section at the bottom of his or her account statement or by writing a letter of instruction to the Plan Administrator (see Question 3). Any such request must be signed by a person named on the Plan account. Sale of shares of Common Stock held in a participant's Plan account does not terminate Plan participation if the participant remains the registered owner of at least one share of Common Stock, unless the participant specifically requests such termination. Sales will be executed within ten business days of receipt by the Plan Administrator of a duly executed request. Proceeds from the sale of shares of Common Stock will depend on, among other things, the market price of the Common Stock at the time the sale order is directed by the Plan Administrator. Such market price may vary significantly between the time the participant submits his or her request for sale of the shares and the time the sale order is directed by the Plan Administrator with a broker. There can be no guarantee that the shares of Common Stock will be sold at a specific price. The participant will receive a check for the proceeds of the sale, less any brokerage commission and any applicable transfer tax incurred.

26. What happens to any fractional share when a participant directs the Plan Administrator to sell or withdraw all shares from his or her Plan account?

         Any fractional share will be directed to be sold by the Plan Administrator and a cash payment made for the sale price thereof, less any brokerage commission and transfer tax incurred. The net proceeds of any fractional share, together with any proceeds from the sale of whole shares or a certificate for whole shares, as the case may be, will be mailed to the participant.

                   Termination of Participation in the Plan

27.      How does a participant terminate participation in the Plan?

         A participant may terminate his or her participation in the Plan at any time by notifying the Plan Administrator in writing (see Question 3). If notice of termination is received at least two weeks before the record date for a cash dividend, that dividend will be paid, in cash, to the participant; otherwise that dividend will be reinvested for the participant's Plan account. No terminations will be processed between a dividend record date and a dividend payment date. Any requests for termination of participation received during this period will be held until the shares purchased with the dividend are posted to the participant's account. Any optional cash payment which has been received by the Plan Administrator prior to receipt of notice to discontinue dividend reinvestment will be invested in accordance with the Plan unless return of the payment is requested in a written notice received by the Plan Administrator at least one week prior to the date when such cash payment is to be invested. Thereafter, the participant's participation in the Plan will be terminated, the Plan account will be closed, and all dividends on Common Stock held by the participant of record will be paid directly to that participant.

         Termination of dividend reinvestment will automatically terminate a participant's right to invest in additional shares of Common Stock by making optional cash payments.

28. What will participants receive when they terminate participation in the Plan?

         The Plan Administrator will send to a participant who has terminated participation in the Plan a certificate for the number of whole shares in his or her Plan account unless directed otherwise. Any fractional share will be sold and a cash payment will be made to the participant for the sale price thereof, less any brokerage commission and transfer tax incurred.

29.      May a former participant later rejoin in the Plan after termination?

         Yes. Any eligible shareholder of record may rejoin the Plan at any time by completing a new shareholder Authorization Form. However, the Company may reject any such Form from a previous participant on grounds of excessive termination and rejoining.

                             General Information

30. What happens when a participant sells or transfers all shares of Common Stock held in certificate form?

         If a participant disposes of all of the shares of Common Stock held in certificate form the Plan Administrator will continue to reinvest the dividends on all shares credited to that participant's Plan account, provided there is at least one full share of Common Stock in his or her Plan account.

31. What happens when a participant who is reinvesting dividends on all or a portion of the shares of Common Stock held in certificate form sells or transfers a portion of such shares?

         If a participant who is reinvesting cash dividends on all of the shares of Common Stock held in certificate form disposes of a portion of such shares, the Plan Administrator will continue to reinvest the dividends on the remainder of such shares and, of course, will continue to reinvest the dividends on the shares of Common Stock credited to the participant's Plan account.

         If a participant who is reinvesting cash dividends on a portion of the shares of Common Stock held in certificate form disposes of a portion of such shares, the Plan Administrator will continue to reinvest cash dividends on the remainder of such shares up to the number of shares of Common Stock authorized in the participant's most recently dated Authorization Form and will continue to reinvest the cash dividends on the shares credited to the participant's Plan account.

         For example, if a participant selected the partial dividend reinvestment option and authorized the Plan Administrator to reinvest the cash dividends paid on 50 shares of a total of 100 shares of Common Stock held in certificate form, and then the participant disposes of 25 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends paid on 50 of the remaining 75 shares. If instead the participant disposed of 75 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends paid on the remaining 25 shares of Common Stock.

32.      What happens if the Company declares a stock dividend or stock split?

         Shares of Common Stock distributed by the Company pursuant to a stock dividend or a stock split with respect to shares of Common Stock owned by the participant and held in certificate form will be issued in certificate form to the Participant, which additional shares will participate in the reinvestment of dividends if the option to reinvest on all shares was selected at the time of enrollment. (See Question 8.) Shares of Common Stock issued pursuant to a stock split or stock dividend on shares held in the plan and allocated to the account of a participant, will be automatically added to such account and will automatically participate in the reinvestment of dividends.

33. How will a participant's shares held by the Plan Administrator be voted at shareholder meetings?

         Each participant in the Plan will receive a voting authorization card on which to indicate how the shares held by the Plan Administrator in such participant's Plan account should be voted. The Plan Administrator will vote at any annual or special meeting of shareholders full shares of Common Stock held for each participant's account under the Plan in accordance with the directions provided by the participant to the Plan Administrator. Fractional interests will not be voted. In the event that a participant provides no direction to the Plan Administrator, shares held by the Plan Administrator for that participant under the Plan will not be voted. If a participant also holds shares of Common Stock registered in his or her own name, such participant will receive a separate proxy card for those shares in connection with any meeting of shareholders.

34. What is the responsibility of the Company and the Plan Administrator under the Plan?

         In administering the Plan, the Company and the Plan Administrator will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's Plan account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or incompetency, or any claim with respect to the timing or price of any purchase or sale.

         Participants must recognize that neither the Company nor the Plan Administrator can assure them of a profit or protect them against a loss on shares purchased or sold under the Plan.

         The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors in light of the Company's earnings, financial condition and other factors.

35.      May the Plan be changed or discontinued?

         Although the Company intends to continue the Plan in the future, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Written notice of any such amendment, suspension, modification or termination will be sent by the Company to participants, but the absence of notification will not affect the effectiveness of the amendment, suspension, termination or modification.

         If the Company terminates the Plan for the purpose of establishing another dividend reinvestment and Common Stock purchase plan, participants in the Plan will, if the Company so elects, be enrolled automatically in such other plan and shares credited to their Plan accounts will be credited automatically under such other plan unless notice to the contrary is received.

         The Company also reserves the right to terminate any shareholder's participation in the Plan at any time.

36.      How is the Plan to be interpreted?

         The Plan, the Shareholder Authorization Form, and the participants' Plan accounts shall be governed by and construed in accordance with the laws of the State of New York and applicable state and federal securities laws, and cannot be modified orally. Any question of interpretation arising under the Plan will be determined by the Company and any such interpretation will be final.

         The Company may adopt rules and regulations for the administration of the Plan.

37.      What is sufficient notice to a participant?

         Any notice or certificate which is to be given by the Plan Administrator to a participant shall be in writing and shall be deemed to have been sufficiently given for all purposes when deposited, postage prepaid, in the United States mail, addressed to the participant at the participant's address as it shall last appear on the Plan Administrator's records.

38.      Can successor Plan Administrators be named?

         The Company may from time to time designate a successor Plan Administrator under the Plan.

39.      What are the income tax consequences of participation in the Plan?

         The following summary sets forth the general federal income tax consequences for an individual participating in the Plan. This discussion is not, however, intended to be an exhaustive treatment of such tax considerations. Future legislative changes or changes in administrative or judicial interpretations, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. Accordingly, and because tax consequences may differ among participants in the Plan, each participant is urged to consult his or her own tax advisor to determine the particular tax consequences (including state income tax consequences) that may result from participation in and the subsequent disposal of shares purchased under the Plan.

         In general, participants reinvesting dividends under the Plan have the same federal income tax consequences with respect to their dividends as do shareholders who are not participants in the Plan. On the dividend payment date, participants will receive a taxable dividend equal to the cash dividend reinvested, to the extent the Company has earnings and profits. This treatment applies with respect to both the shares of Common Stock held of record by such participants and such participants' Plan account shares even though the dividend amount is not actually received in cash but is instead applied to the purchase of shares of Common Stock under the Plan.

         Shares or any fractional interest thereof of Common Stock purchased from the Company with reinvested dividends will have a tax basis equal to the amount of such reinvested dividends. The shares or any fractional interest thereof will have a holding period beginning on the day following the purchase date.

         Shares or any fractional interest thereof purchased with optional cash investments will have a tax basis equal to the amount of such payments. The holding period for such shares or fractional interest thereof will begin on the day following the purchase date.

         Participants will not recognize any taxable income when they receive certificates for whole shares credited to their account, either upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants will recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at their request or by the participants after withdrawal from or termination of the Plan. Participants will also recognize gain or loss when they receive cash payments for fractional interests in shares credited to their account upon withdrawal from or termination of the Plan. The amount of gain or loss will be the difference between the amount a participant receives for his or her whole shares or fractional interests and the tax basis for such shares. Provided that the shares are capital assets in the hands of the participant, the gain or loss will be a capital gain or loss, and will be long-term or short-term depending on the holding period.

         If a participant is a foreign shareholder whose dividends are subject to United States income tax withholding, or a participating domestic shareholder subject to backup withholding, the tax required to be withheld will be deducted from the amount of cash dividends reinvested. Since such withholding tax applies also to a dividend on shares credited to the participant's Plan account, only the net dividend on such shares will be applied to the purchase of additional shares of Common Stock. The Company cannot refund amounts withheld. Participants subject to withholding should contact their tax advisors or the IRS for additional information.

                                LEGAL OPINION

         A legal opinion to the effect that the shares of Common Stock offered hereby have been duly authorized and, upon issuance in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable, has been rendered by Werner & Blank Co., L.P.A.

                                   EXPERTS

         The consolidated financial statements of the company as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 have been incorporated by reference herein from the Company's Annual Report on Form 10-K in reliance upon the report of KPMG LLP, independent certified accountants, and upon the authority of said firm as experts in accounting and auditing.

                               INDEMNIFICATION

         Under the Company's Bylaws, directors and officers of the Company are entitled to be indemnified to the fullest extent permitted by law in connection with actual or threatened lawsuits or proceedings arising out of their service to the Company or to another organization at the request of the Company. With respect to indemnification of directors, officers and controlling persons of the Company for liabilities arising under the Securities Act of 1933, the Company has been informed that, in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore, unenforceable.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

         The following is an itemized statement of expenses (all but the registration fee are estimates) of the Registrant in connection with the issuance and sale of the shares of Common Stock being registered.

                  Registration fee                   $    1,840.00
                  Printing                           $   10,000.00
                  Blue Sky fees and expenses         $    2,000.00
                  Legal fees and expenses            $   20,000.00
                  Accounting fees and expenses       $    1,000.00
                  Miscellaneous                      $    1,000.00

                  TOTAL                              $   35,840.00


ITEM 15.  Indemnification of Directors and Officers.

         Under the New York Business Corporation Law ("NYBCL"), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the shareholders.

         The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws or when authorized by such certificate of incorporation or bylaws; (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Article V of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the fullest extent permitted by the NYBCL. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.

ITEM 16.  Exhibits and Financial Statement Schedules.

     See the Index to Exhibits of this Registration Statement on Form S-3D.

ITEM 17.  Undertakings.

     (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gloversville, State of New York, on August 27, 2001.

                               CNB Bancorp, Inc.

                           By: /s/ William N. Smith
                               William N. Smith
                               Chairman, President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                               Date

/s/ William N. Smith
William N. Smith         Chairman of the Board of            August 27, 2001
                         Directors, President and
                         Chief Executive Officer
                         (Principal Executive Officer
                         and Director)

/s/ George A. Morgan
George A. Morgan         Vice President, Secretary           August 27, 2001
                         and Director
                         (Principal Financial Officer
                         and Director)
/s/ Michael J. Frank
Michael J. Frank         Treasurer                           August 27, 2001
                         (Principal Accounting Officer)

     Directors*

Timothy E. Delaney
Brian K. Hanaburgh
Theodore E. Hoye, III
Robert L. Maider
John C. Miller
Frank E. Perrella
Deborah H. Rose
Richard D. Ruby
Clark D. Subik

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:  /s/ George A. Morgan                          August 27, 2001
     George A. Morgan                                    Date
     (pursuant to power of attorney)

                                EXHIBIT INDEX

         Exhibit No.                           Exhibit

             4               Restated Certificate of Incorporation of
                             CNB Bancorp, Inc.*

             5 Opinion of Werner & Blank Co., L.P.A. as to the legality of securities

           23.1 Consent of Werner & Blank Co., L.P.A.(contained in the opinion included as Exhobit 5)

           23.2              Consent of KPMG, LLP

            24               Power of Attorney

            99 Shareholder Authorization Form for use in connection with the CNB Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan

     * Incorporated by reference to the Registrant's Current Report on Form 8-K, filed August 10, 2001.

                                  EXHIBIT 5

August 27, 2001

Board of Directors
CNB Bancorp, Inc.
10-24 North Main
Gloversville, NY  12078

Re:      Dividend Reinvestment and Stock Purchase Plan - Issuance of Shares

Ladies and Gentlemen:

         This letter is written in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 100,000 shares (the "Shares") of common stock, par value $2.50 per Share (the "Common Stock"), of CNB Bancorp, Inc. (the "Company"), to be offered and sold pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         For purposes of rendering the opinion expressed below, I have examined and relied upon originals, or copies certified to my satisfaction, of such records, documents, certificates of public officials and officers of the Company, and other documents and instruments as I have deemed appropriate.

         In conducting my examination, I have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to me by the Company. In rendering my opinion below, I have assumed, without investigation, that any certificate or other document on which I have relied that was given or dated earlier than the date of this letter continued to remain accurate insofar as relevant to such opinion, from such earlier date through and including the date of this letter. In addition, I have assumed, without investigation, the accuracy of the representations and statements as to factual matters made in the Registration Statement and in the prospectus to be delivered to each shareholder and employee of the Company participating in the Plan (the "Prospectus"), and the accuracy of representations and statements as to factual matters made by the officers and employees of the Company and public officials.

CNB Bancorp, Inc.
August 27, 2001

Page 2

         The opinion expressed below is subject, without investigation, to the following assumptions:

         A. The Registration Statement will become automatically effective on the day of the filing thereof with the Commission pursuant to Rule 462 under the Securities Act, and, together with any subsequent amendments thereto, will continue to remain effective under the Securities Act, throughout all periods relevant to the opinion expressed below.

         B. The Prospectus will fulfill, and, together with any subsequent amendments or supplements thereto, will continue to fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion expressed below.

         C. The resolutions of the board of directors authorizing the adoption of the Plan, any amendment to the Plan, or the offer, sale and issuance of the Shares pursuant to the Plan, (the "Authorizing Resolutions") will not be revoked or rescinded, and no amendment, modification, or other alteration of the Authorizing Resolutions will cause such resolutions, as amended, to deviate materially in substance from the provisions of the Authorizing Resolutions as in effect on the date hereof.

         D. All offers, sales and issuances of the Shares will be made in a manner (i) which complies with the terms, provisions and conditions described in the Prospectus and any amendments or supplements to the Prospectus, and
(ii) which is within the scope of the Authorizing Resolutions.

         E. All offers, sales and issuances of the Shares will be made in accordance with the terms, provisions, and conditions of the Plan.

         F. All offers, sales and issuances of the Shares will comply with the securities laws of the states having jurisdiction thereover.

         G. At all times relevant to the opinion set forth below, the Company has been and will remain in good standing in New York and in each foreign jurisdiction where qualification is required.

         H. No subsequent amendment, modification or other alteration of the Plan, the Prospectus or the Registration Statement will cause the terms, provisions and conditions relating to the offer, sale and issuance of the Shares pursuant thereto to deviate materially in substance from said terms, provisions and conditions as described therein on the date hereof.

         The opinion expressed below is subject to the following qualifications:

CNB Bancorp, Inc.
August 27, 2001

Page 3

         (a) The opinion expressed below is limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

         (b) I disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

         (c) The opinion expressed below is limited to the effect of the New York Business Corporation Law; accordingly, no opinion is expressed with respect to the laws of any other jurisdiction, or the effect thereof, on the offer, sale or issuance of the Shares.

         Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued, will be validly issued, fully paid and nonassessable.

                                    * * *

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. This opinion letter is rendered solely for your benefit in connection with the Registration Statement. Except as provided in this opinion letter, without my prior written consent, this opinion letter may not be: (i) relied upon by any other person or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other person.

                                 Sincerely,

                                 /s/ Werner & Blank Co., L.P.A.
                                 Werner & Blank Co., L.P.A.

                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3D of CNB Bancorp, Inc., filed with the Securities and Exchange Commission, and the Registration by Description on Form 6(A)(4) filed with the Ohio Division of Securities, of our report dated February 9, 2001 relating to the consolidated statements of condition of CNB Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of CNB Bancorp, Inc. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of the Registration Statement on Form S-3D.

                                                     /s/ KPMG, LLP
                                                     KPMG, LLP

Albany, New York
August 27, 2001

                                  EXHIBIT 24

                              POWER OF ATTORNEY
                        DIRECTORS OF CNB BANCORP, INC.

         Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint George A. Morgan his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of CNB Bancorp, Inc., a New York corporation (the "Company"), to a Registration Statement on Form S-3D registering under the Securities Act of 1933, common shares to be sold under the CNB Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Gloversville, New York, this 30th day of July, 2001.

/s/ Timothy E. Delaney                   Director
Timothy E. Delaney

/s/ Brian K. Hanaburgh                   Director
Brian K. Hanaburgh

/s/ Theodore E. Hoye, III                Director
Theodore E. Hoye, III

/s/ Robert L. Maider                     Director
Robert L. Maider

/s/ John C. Miller                       Director
John C. Miller

/s/ Frank E. Perrella                    Director
Frank E. Perrella

/s/ Deborah H. Rose                      Director
Deborah H. Rose

/s/ Richard D. Ruby                      Director
Richard D. Ruby

/s/ Clark D. Subik                       Director
Clark D. Subik

                                  EXHIBIT 99

                        SHAREHOLDER AUTHORIZATION FORM
                              CNB BANCORP, INC.

                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1.       Dividend Reinvestment

         (Check only one box - fill in amount where appropriate)

     |_| a. Full Cash Dividend Reinvestment. I wish to reinvest under the Plan cash dividends on all shares registered in my name.

     |_| b. Partial Cash Dividend Reinvestment. I wish to have cash dividends reinvested on _____________ shares personally held by me in certificate form and on all Plan shares held in my name. I wish to have the balance of my cash dividends mailed to me.

2. Optional Cash Investments (minimum $250 and maximum $5,000 per calendar quarter)

     |_| a. Cash Payment. Please buy shares with the enclosed check or money order for $________ payable to City National Bank and Trust Company.

To the extent I have so designated, I hereby elect to participate in the Plan and authorize City National Bank and Trust Company, as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of CNB Bancorp, Inc. Common Stock. I understand that all dividends received on shares credited to my Plan account will be automatically reinvested in CNB Bancorp, Inc. Common Stock.

Signature____________________________________________________*

Signature____________________________________________________*

Date_________________________________________________________
(Please sign above exactly as name appears on reverse side. If shares are held jointly, each shareholder must sign.

* Under penalties of perjury, I certify (1) that the number shown on the reverse of this Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                        SHAREHOLDER AUTHORIZATION FORM
                              CNB BANCORP, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

_____________________________________________________________________________
Name(s) exactly as set forth on your stock certificate

_____________________________________________________________________________
Additional space for name(s) if necessary

_____________________________________________________________________________
Street Address

_____________________________________________________________________________
City                                     State                       Zip Code

______________________   _______________________
Social Security Number   Employer Identification  |_|  I am a U.S. Citizen or
(To be completed if      Number (to be completed       Resident Alien
the shareholder is an    if the shareholder is
individual. If shares    not an individual.)      |_|  I am a Nonresident Alien
are held jointly, the
Social Security Number
should be that of the
first person listed on
the stock certificate.)

                 BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.
  MAIL TO CITY NATIONAL BANK AND TRUST COMPANY, ATTN: SHAREHOLDER RELATIONS
     10-24 NORTH MAIN STREET, P.O. BOX 873, GLOVERSVILLE, NEW YORK 12078